UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2020

VIRGINIA NATIONAL BANKSHARES CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Virginia	000-55117	46-2331578
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

404 People Place Charlottesville, Virginia		22911
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (434) 817-8621

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Material Compensatory and Other Agreements

On September 28, 2020, Virginia National Bankshares Corporation (the “Company”) entered into an Amended and Restated Management Continuity Agreement with each of the following executive officers of the Company:  Glenn W. Rust, Chief Executive Officer and President of the Company and Virginia National Bank (the “Bank”); Virginia R. Bayes, Chief Credit Officer and Executive Vice President of the Bank; Tara Y. Harrison, Chief Financial Officer and Executive Vice President of the Company and the Bank; and Donna G. Shewmake, General Counsel, Executive Vice President and Corporate Secretary of the Company and the Bank (collectively the “Executives” and each individually, an “Executive”), which superseded and replaced each Executive’s prior agreement with the Company.

Under the terms of the Amended and Restated Management Continuity Agreement (the “Management Continuity Agreement”) entered into with each of the Executives, in event of a “Change in Control” (as defined in the agreement) of the Company, the Company or its successor is required to continue to employ each Executive for a period of two years following the date of the Change in Control with commensurate authority, responsibilities, compensation and benefits for that period. If, within six months prior to a Change in Control of the Company or during the above-described employment period, an Executive’s employment terminates without “Cause” or for “Good Reason” (each as defined in the agreement), such Executive is entitled to receive (i) a lump sum cash payment equal to two times the sum of (A) the Executive’s annual base salary in effect at termination, plus (B) the average annual bonus paid or payable to the Executive for the two most recently completed years, plus (C) any amounts contributed by the Executive during the most recently completed year pursuant to a salary reduction agreement or any other program that provides for pre-tax salary reductions or compensation deferrals; (ii) continuation of employee welfare benefits for up to 18 months following the date of termination; and (iii) a lump sum cash payment equal to the Company’s contributions to the Executive’s account in the Company sponsored 401(k) retirement savings plan for the two-year period prior to termination of employment. The severance benefits will be reduced to the extent necessary to avoid the imposition of the golden parachute excise taxes under Section 4999 of the Internal Revenue Code.  Each Management Continuity Agreement also provides that any incentive based compensation or award an Executive receives will be subject to clawback by the Company as may be required by applicable law or stock exchange listing requirement and on such basis as the Board of the Directors of the Company determines, but in no event with a look-back period of more than two years, unless required by applicable law or stock exchange listing requirements.

As defined in each Management Continuity Agreement, the term “Change in Control” includes, among other things, the acquisition by any person or group of 30% or more of the Company’s outstanding shares of common stock (excluding issuances directly from the Company), individuals who serve on the Board of Directors of the Company (including successors whose nominations were approved by at least two-thirds of the Board) cease to constitute a majority of the Board, certain merger transactions, and the consummation of a sale of all or substantially all of the Company’s assets.

Each of the Executives is a party to a Non-Disclosure, Non-Solicitation and Non-Competition Agreement (a “Non-Competition Agreement”) with the Bank that was entered into on May 18, 2020 pursuant to which each of the Executives has agreed (a) to protect and not disclose the confidential and proprietary information of the Bank or its affiliates (collectively, “VNB”), (b) for a period of 12 months following the termination of the Executive’s employment for any reason, not to solicit VNB’s customers or employees, or to provide services or interfere with VNB customers, and (c) for a period of three months following the voluntary termination of the Executive’s employment for any reason or involuntary termination of Executive’s employment for “Cause” (as defined in the agreement), not to engage in any activity or work that competes with VNB’s business that is the same or substantially similar to services previously provided by the Executive within a thirty-mile radius of his/her office location, or within any other office location where the Executive worked with the previous 12 months.  Under the terms of each Management Continuity Agreement, the provisions of the Non-Competition Agreements will survive termination of the Executive’s employment except the non-competition provisions will not apply after the Executive ceases to be employed by the Company following a Change in Control unless the Executive is entitled to receive severance benefits provided under the Management Continuity Agreement in connection with termination of his/her employment without Cause or for Good Reason.

A copy of the form of Amended and Restated Management Continuity Agreement is attached to this Current Report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)Exhibits

The following exhibit(s) are filed herewith:

Exhibit No.	Description
10.1	Form of Amended and Restated Management Continuity Agreement executed September 28, 2020 between the Company and each of Glenn W. Rust, Virginia R. Bayes, Tara Y. Harrison and Donna G. Shewmake.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA NATIONAL BANKSHARES CORPORATION

Dated: September 28, 2020	By:	/s/ Tara Y. Harrison
Tara Y. Harrison
Executive Vice President and Chief Financial Officer